UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2017

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3000
Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HOU:3750716.3

Item 1.01Entry into a Material Definitive Agreement.

To the extent applicable, the information set forth in Item 3.02 below is incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

On January 25, 2017, Sanchez Production Partners LP (the “Partnership”) and Stonepeak Catarina Holdings LLC (the “Class B Preferred Holder”) entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) to settle a dispute arising from the calculation of an adjustment to the number of Class B Preferred Units pursuant to Section 5.10(g) of  the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”).  Pursuant to the Settlement Agreement, and in accordance with Section 5.4 of the Partnership Agreement, the Partnership issued 1,704,446 Class B Preferred Units to the Class B Preferred Holder in a privately negotiated transaction as partial consideration for the Settlement Agreement, with the “Class B Preferred Unit Price” (as defined in the Partnership Agreement, as amended by the LPA Amendment (as defined below)) being established at $11.29 per Class B Preferred Unit.  Pursuant to the terms of the Partnership Agreement, the Class B Preferred Units are convertible at any time, at the option of the Class B Preferred Holder, into common units of the Partnership.  The issuance of the Class B Preferred Units pursuant to the Settlement Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof.  As a result of this issuance, there were 31,000,887 Class B Preferred Units outstanding as of January 25, 2017 (after taking into account previously issued Class B Preferred Units in connection with the adjustment mechanism set forth in Section 5.10(g) of the Partnership Agreement).

On January 25, 2017, the Partnership entered into an Amendment No. 1 to Registration Rights Agreement (the “RRA Amendment”) with Stonepeak, pursuant to which that certain Registration Rights Agreement entered into between the parties on October 14, 2015 was amended to clarify that the registrable securities thereunder included all Class B Preferred Units issued by the Partnership to Stonepeak.

The foregoing descriptions of the Settlement Agreement and the RRA Amendment do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Settlement Agreement, on January 25, 2017, the general partner of the Partnership entered into that certain Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “LPA Amendment”), pursuant to which the definition of “Class B Preferred Unit Price” and “Class B Preferred Conversion Price” were amended to establish the price thereof at $11.29, subject to certain adjustments such as unit splits.

The foregoing description of the LPA Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Sanchez Production Partners LP, effective as of January 25, 2017

10.1	Settlement Agreement and Release, effective January 25, 2017, by and between Stonepeak Catarina Holdings LLC and Sanchez Production Partners LP

10.2	Amendment No. 1 to Registration Rights Agreement, effective January 25, 2017, by and between Stonepeak Catarina Holdings LLC and Sanchez Production Partners LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP

By: Sanchez Production Partners GP LLC,
its general partner

Date: January 27, 2017	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

3.1	Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Sanchez Production Partners LP, effective as of January 25, 2017

10.1	Settlement Agreement and Release, effective January 25, 2017, by and between Stonepeak Catarina Holdings LLC and Sanchez Production Partners LP

10.2	Amendment No. 1 to Registration Rights Agreement, effective January 25, 2017, by and between Stonepeak Catarina Holdings LLC and Sanchez Production Partners LP